[Exhibit 99.6]

               GENERAL RETAINER AND FEE AGREEMENT
               ----------------------------------

	THIS AGREEMENT is made this 14th day of February 2006 (the "Effective Date"), by and between the undersigned, PSI Tech Holdings, Inc. (and its successors, subsidiaries and assigns), located at 2601 Annand Dr., #16, Wilmington, Delaware 19808 (hereinafter called the "CLIENT"), and David M. Bovi, P.A., located at 319 Clematis Street, Suite 700, West Palm Beach, Florida 33401 (hereinafter called the "FIRM"). It is understood and agreed that the May 2005 General Retainer and Fee Agreement entered into between the FIRM and CLIENT shall continue to remain in effect until February 28, 2006.

        The CLIENT employs and retains the FIRM to perform the following described legal services, commencing on the date of full execution of this AGREEMENT:



        To serve as CLIENT'S corporate and securities counsel in connection with the preparation and filing with the United States Securities and Exchange Commission Form SB-2 registration statement and related documents on behalf of CLIENT, and subsequent application with the NASD for trading on the over-the-counter-bulletin-board or other trading medium. The services specifically include the following: Prepare a private placement memorandum for an SEC Rule 506 private offering; prepare and file a registration statement and all amendments thereto; prepare a Form 2-11 application for trading on OTC:BB and all amendments thereto; and assist the CLIENT with transactional matters related to being a publicly traded corporation. The services specifically exclude any and all (i) legal services in connection with the CLIENT'S day-to-day commercial business operations; (ii) litigation services; (iii) legal services subsequent to the effective date of the registration statement, except as described herein above; and (iv) SEC Rule 144 opinion letters on behalf of CLIENT'S shareholders.


       The FIRM shall accept such employment subject to review of its files for possible conflicts of interest and agrees to render and perform such legal services as are necessary and proper in connection with this AGREEMENT.

	The CLIENT hereby agrees to pay to the FIRM, as compensation for the services to be performed by it, a reasonable fixed fee (the "FEE") of 150,000 shares of CLIENT common stock, par value $.001 per share, which stock shall be deemed to be fully paid and nonassessable on the Effective Date of this agreement. The FEE shall include (i) long distance telephone charges; (ii) local and long distance fax charges;
(iii) postage (ordinary U.S. first class mail only); and photocopies (does not include printing services). All other costs and charges with respect to the above-referenced matter will be billed to and paid by the CLIENT.

	The CLIENT recognizes and agrees that concerning the above-referenced matter, and any other matters wherein the CLIENT utilizes

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the services of the FIRM, the CLIENT shall be obligated to pay the
FIRM pursuant to this AGREEMENT for services rendered by the FIRM, and that the terms and conditions of this Agreement shall apply to the FIRM'S rendition of any services and the CLIENT'S obligation to pay therefor.

	The FIRM shall have the right to withdraw from the above-referenced matter if the CLIENT does not make payments required by this AGREEMENT, if CLIENT has misrepresented or failed to disclose material facts to the FIRM or if the CLIENT fails to follow the FIRM'S advice. If any of these events occur, the CLIENT will execute such necessary documents as will permit us to withdraw.

	As a retainer to commence services under this AGREEMENT, the CLIENT agrees to deposit with the FIRM (i) 150,000 shares of CLIENT common stock, par value $.001 per share, which stock shall be deemed to be fully paid and nonassessable on the Effective Date of this agreement for fees earned in this matter; and (ii) $1,600 (all of which the FIRM has previously received from CLIENT), which shall be applied to fees and costs related to this matter. The CLIENT agrees to promptly deposit additional retainers as necessary as soon as the $1,600 cost retainer has been depleted so that the FIRM can continue to render services under this AGREEMENT.


                                      CLIENT:



Dated: February 14, 2006              By: /s/ Frederick Goetz
                                         -------------------------------
                                         Frederick Goetz, Jr., President


                                      FIRM:


Dated: February 14, 2006              By: /s/ David M. Bovi
                                         -------------------------------
                                         David M. Bovi, President





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